Exhibit 10.2

FORM OF SERIES Z SUBSCRIPTION AGREEMENT

This SERIES Z SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 6, 2021, by and between Starry, Inc., a Delaware corporation (“Starry”), and each of the undersigned subscribers (each, a “Subscriber” and, collectively, the “Subscribers”).

WHEREAS, on October 6, 2021, concurrently with the execution of this Subscription Agreement, FirstMark Horizon Acquisition Corp., a Delaware corporation (“SPAC”) and Starry are, together with the other parties thereto, entering into a definitive Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, the “Transactions”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, (i) SPAC will merge with and into Starry Holdings, Inc., a Delaware corporation (“Holdings”) (the “SPAC Merger”), with Holdings surviving the SPAC Merger, and (ii) following consummation of the SPAC Merger, a wholly owned subsidiary of SPAC will merge with and into Starry (the “Acquisition Merger”), with Starry surviving the Acquisition Merger as a wholly-owned subsidiary of Holdings;

WHEREAS, references herein to the “SPAC” shall refer to FirstMark Horizon Acquisition Corp. for all periods prior to completion of the SPAC Merger and to Holdings (as the surviving corporation in the SPAC Merger) for all periods after completion of the SPAC Merger; and

WHEREAS, in connection with the Transactions, and prior to the Closing, each of the Subscribers desires to subscribe for and purchase from Starry that number of shares of the Starry’s Series Z preferred stock, par value $0.001 per share (the “Series Z Preferred Shares”), set forth on such Subscriber’s signature page hereto (such Subscriber’s “Subscribed Preferred Shares”), for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Preferred Shares being referred to herein as the “Purchase Price”), and Starry desires to issue and sell to each Subscriber its Subscribed Preferred Shares in consideration of the payment of the Purchase Price by or on behalf of such Subscriber to Starry.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.  Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), each Subscriber hereby agrees to subscribe for and purchase, and Starry hereby agrees to issue and sell to each Subscriber, upon the payment of the Purchase Price, such Subscriber’s Subscribed Preferred Shares (such subscription and issuance, each Subscriber’s “Subscription” and, collectively, the “Subscriptions”).

Section 2.  Closing.

(a)  The consummation of the Subscriptions contemplated hereby (the “Closing”) shall occur on the closing date of the Acquisition Merger (the “Closing Date”), following the SPAC Merger and immediately prior to or substantially concurrently with the consummation of the Acquisition Merger.

(b)  At least five (5) Business Days before the anticipated Closing Date, Starry shall deliver written notice to the Subscribers (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to Starry. No later than two (2) Business Days prior to the anticipated Closing Date, each Subscriber shall deliver its portion of the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Starry in the Closing Notice, such funds to be held in escrow by Starry or a third-party escrow provider selected by Starry until the Closing, and deliver to Starry such information as is reasonably requested in the Closing Notice in order for Starry to issue each Subscriber’s Subscribed Preferred Shares to such Subscriber, including, without limitation, the legal name of the person in whose name such Subscribed Preferred Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing (1) the Purchase Price shall be released from escrow automatically and without further action by Starry or either Subscriber and (2) Starry shall deliver to each Subscriber such Subscriber’s Subscribed Preferred Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of such Subscriber (or its nominee or custodian, as applicable, in accordance with its delivery instructions). In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by Starry and the Subscribers, Starry shall promptly (but in no event later than two (2) Business Days after the Closing Outside Date) cause the return of the funds so delivered by such Subscriber to Starry by wire transfer in immediately available funds to the account specified by such Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, each Subscriber shall remain obligated (A) to redeliver funds to be held in escrow by Starry or such third-party escrow provider following Starry’s delivery to the Subscribers of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law to close in New York, New York; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter-in-place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(c)  The Closing shall be subject to the satisfaction, or waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and following the consummation of the SPAC Merger, the closing of the additional Transactions shall occur substantially concurrently with or immediately following the Closing; and

(ii)	no court or applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such court or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(d)  In addition to the conditions set forth in Section 2(c), the obligation of Starry to consummate the Closing shall be subject to the satisfaction or waiver by Starry of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of each Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date; and

(ii)	Each Subscriber shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e)  In addition to the conditions set forth in Section 2(c), the obligation of each Subscriber to consummate the Closing shall be subject to the satisfaction or waiver in writing by the Subscribers of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of Starry contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Starry Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Starry Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date);

(ii)	Starry shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)	Starry shall have adopted and filed with the Secretary of State of the State of Delaware on or before the Closing an amended and restated certificate of incorporation of Starry, that shall include (in form and substance reasonably satisfactory to the Subscribers) the terms and conditions of the Series Z Preferred Stock set forth in Annex B to this Subscription Agreement (the “Restated Certificate”).

(f)  Prior to or at the Closing, each Subscriber shall deliver all such other information as is reasonably requested by Starry in order for Starry to issue Subscribed Preferred Shares to such Subscriber.

Section 3.  Starry Representations and Warranties. Starry represents and warrants to each Subscriber that:

(a)  Starry (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Starry Material Adverse Effect. For purposes of this Subscription Agreement, a “Starry Material Adverse Effect” means an event, change, development, occurrence, condition or effect which (1) would have, individually or in the aggregate, a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of Starry and its subsidiaries, taken as a whole (after giving effect to the transactions hereunder and under the Transaction Agreement), or (2) materially affects the validity of the Subscribed Preferred Shares or prevents or materially impairs the ability of Starry to timely perform its obligations under this Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Subscribed Preferred Shares.

(b)  As of the Closing Date, each Subscriber’s Subscribed Preferred Shares will be duly authorized and, when issued and delivered to each Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under Starry’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which Starry is a party or by which it is bound, or the laws of the State of Delaware.

(c)  This Subscription Agreement and the Transaction Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by Starry, and assuming the due authorization, execution and delivery of the same by the respective counterparties, the Transaction Documents constitute the valid and legally binding obligation of Starry, enforceable against Starry in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)  The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Subscribed Preferred Shares, and the compliance by Starry with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated in any of them will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Starry pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Starry is a party or by which Starry is bound or to which any of the property or assets of Starry is subject, in each case, that would reasonably be expected to have a Starry Material Adverse Effect; (ii) the organizational documents of Starry; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Starry, or any of its properties that would reasonably be expected to have a Starry Material Adverse Effect. Starry has obtained valid waivers of any rights by other parties to purchase any of the Subscribed Preferred Shares covered by this Subscription Agreement.

(e)  Assuming the accuracy of the representations and warranties of each Subscriber set forth in Section 4 of this Subscription Agreement, Starry is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Preferred Shares), other than (i) filings required by applicable state securities laws, (ii) those required by the SEC or the NYSE or Nasdaq, as applicable, including with respect to obtaining stockholder approval, (iii) those required to consummate the Transactions as provided under the Transaction Agreement, (iv) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (v) any consent, waiver, authorization, order, notice, filing or registration the failure of which to make or obtain would not reasonably be expected to have a Starry Material Adverse Effect.

(f)  Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of such Subscriber’s Subscribed Preferred Shares by Starry to such Subscriber and the Subscribed Preferred Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(g)  The Subscribed Preferred Shares are not, and following the consummation of the Transactions and the Closing hereunder will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of a Subscriber to pledge, sell, assign or otherwise transfer the Subscribed Preferred Shares under any organizational document, policy or agreement of, by or with Starry, but excluding the restrictions on transfer described in paragraph 4(e) of this Subscription Agreement with respect to the status of the Subscribed Preferred Shares as “restricted securities”.

(h)  Neither Starry nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Preferred Shares.

(i)  Starry has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which either Subscriber could become liable. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Preferred Shares to the Subscribers.

(j)  Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Starry Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Starry, threatened against Starry or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Starry.

(k)  Starry is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Starry Material Adverse Effect. Starry has not received any written communication from a governmental entity alleging that it is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Starry Material Adverse Effect.

(l)  (i) Starry, and, to the knowledge of Starry, the officers, directors, employees, and agents of Starry, in each case, acting on behalf of Starry, have been in compliance in all material respects with all applicable Anti-Corruption Laws (as herein defined), (ii) Starry has not been convicted of violating any Anti-Corruption Laws or, to the knowledge of Starry, subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (iii) Starry has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) Starry has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(m)  Starry is not, and immediately after receipt of payment for the Subscribed Preferred Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)  As of the date of this Subscription Agreement, the authorized capital stock of Starry consists of (collectively, the “Starry Capital Stock”): (i) 700,000,000 shares of voting common stock, 190,012,330 of which are issued and outstanding, (ii) 115,000,000 shares of nonvoting common stock, of which 10,880,190 are issued and outstanding, (iii) 53,030,270 shares of Series Seed Preferred Stock, 53,030,260 of which are issued and outstanding, (iv) 91,549,300 shares of Series A Preferred Stock, 91,549,300 of which are issued and outstanding, (v) 55,452,865 shares of Series B Preferred Stock, 55,452,865 of which are issued and outstanding, (vi) 108,459,871 shares of Series C Preferred Stock, 108,459,871 of which are issued and outstanding, (vii) 87,412,587 shares of Series D Preferred Stock, 87,412,587 of which are issued and outstanding, (viii) 22,204,490 shares of Series E-1 Preferred Stock, 22,204,490 of which are issued and outstanding, (ix) 8,232,627 shares of Series E-2 Preferred Stock, 8,232,627 of which are issued and outstanding, (x) 74,404,760 shares of Series E-3 Preferred Stock, 71,428,570 of which are issued and outstanding, (xi) 45,914,213 shares of Starry common stock were reserved for issuance upon the exercise of outstanding Starry stock options, (xii) 4,449,250 shares of Starry common stock were reserved for issuance under Starry restricted stock units and (xiii) none of the outstanding shares of Starry common stock are restricted shares that have not vested in full, and no Starry stock options are eligible for early exercise. All of the issued and outstanding shares of Starry Capital Stock (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance in all material respects with applicable securities laws, (C) were not issued in breach or violation of any preemptive rights or contract, and (D) are fully vested. When issued, the Subscribed Preferred Shares will (A) have been duly authorized and validly issued and be fully paid and nonassessable, (B) have been issued in compliance in all material respects with applicable securities laws, (C) not have been issued in breach or violation of any preemptive rights or contract, and (D) be fully vested.

Section 4.  Subscriber Representations and Warranties. Each Subscriber represents and warrants (separately and not jointly and as to itself only) to Starry that:

(a)  Such Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)  This Subscription Agreement has been duly executed and delivered by such Subscriber, and assuming the due authorization, execution and delivery of the same by Starry, this Subscription Agreement constitutes the valid and legally binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)  The execution and delivery of this Subscription Agreement, the purchase of such Subscriber’s Subscribed Preferred Shares and the compliance by such Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the property or assets of such Subscriber is subject; (ii) the organizational documents of such Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to such Subscriber that would reasonably be expected to have a material adverse effect on such Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of such Subscriber’s Subscribed Preferred Shares.

(d)  Such Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on such Subscriber’s completed Annex A, (ii) is acquiring such Subscriber’s Subscribed Preferred Shares only for its own account and not for the account of others, or if such Subscriber is subscribing for its Subscribed Preferred Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor (as the case may be) and such Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring such Subscriber’s Subscribed Preferred Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A). Such Subscriber is not an entity formed for the specific purpose of acquiring Subscribed Preferred Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). Such Subscriber is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Accordingly, such Subscriber understands that the purchase of its Subscribed Preferred Shares meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(e)  Such Subscriber understands that the Subscribed Preferred Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Preferred Shares have not been registered under the Securities Act. Such Subscriber understands that the Subscribed Preferred Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act, except (i) to Starry or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, such Subscriber may not be able to readily resell its Subscribed Preferred Shares and may be required to bear the financial risk of an investment in Subscribed Preferred Shares for an indefinite period of time. Subscriber acknowledges and agrees that such Subscriber’s Subscribed Preferred Shares and the shares of Holdings Class A common stock, par value $0.0001 per share (the “Holdings Class A Common Stock”) issued in exchange for such Subscriber’s Subscribed Preferred Shares in the Transactions will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Preferred Shares or the shares of Holdings Class A Common Stock.

(f)  Such Subscriber understands and agrees that such Subscriber is purchasing such Subscriber’s Subscribed Preferred Shares directly from Starry. Such Subscriber further acknowledges that there have not been, and such Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Subscriber by the Company, Starry or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Starry expressly set forth in this Subscription Agreement, and such Subscriber hereby represents and warrants that it is relying exclusively on Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Subscribed Preferred Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of SPAC and Starry, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Subscriber acknowledges that certain information provided to such Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)  In making its decision to purchase the Subscribed Preferred Shares, such Subscriber has relied solely upon independent investigation made by such Subscriber and Starry’s representations and warranties in Section 3. Such Subscriber acknowledges and agrees that such Subscriber has received such information as such Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Preferred Shares, including with respect to Starry, SPAC and their respective subsidiaries and the Transactions. Such Subscriber represents and agrees that such Subscriber and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Preferred Shares.

(h)  Such Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Subscribed Preferred Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(i)  Such Subscriber became aware of this offering of the Subscribed Preferred Shares solely by means of direct contact between such Subscriber and Starry, SPAC or their respective representatives or affiliates, and the Subscribed Preferred Shares were offered to such Subscriber solely by direct contact between such Subscriber and Starry, or their respective representatives or affiliates. Such Subscriber did not become aware of this offering of the Subscribed Preferred Shares, nor were the Subscribed Preferred Shares offered to such Subscriber, by any other means. Such Subscriber acknowledges that Starry represents and warrants that the Subscribed Preferred Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)  Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of such Subscriber’s Subscribed Preferred Shares. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Preferred Shares, and such Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Subscriber has considered necessary to make an informed investment decision. Such Subscriber acknowledges and agrees that none of Starry or any of its affiliates has provided any tax advice to such Subscriber or made any representations or warranties or guarantees to such Subscriber regarding the tax treatment of its investment in the Subscribed Preferred Shares.

(k)  Such Subscriber has analyzed and considered the risks of an investment in the Subscribed Preferred Shares and determined that the Subscribed Preferred Shares are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in Starry. Such Subscriber acknowledges specifically that a possibility of total loss exists.

(l)  Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Preferred Shares or made any findings or determination as to the fairness of this investment.

(m)  Such Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. Such Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Such Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by such Subscriber and used to purchase such Subscriber’s Subscribed Preferred Shares are derived from lawful activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (1) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (2) the European Union and enforced by its member states, (3) the United Nations and (4) Her Majesty’s Treasury.

(n)  Such Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.

Section 5. Effect of Transaction; Registration of Shares.

(a) The Subscribers acknowledge that, pursuant to the terms of the Transaction Agreement and the Restated Certificate, the Subscribed Preferred Shares held by the Subscribers shall be exchanged in the Acquisition Merger for an equal number of shares of Holdings Class A Common Stock, in the aggregate, subject to adjustment in accordance with Section 3.02 of the Transaction Agreement.

(b) Starry acknowledges that, and Starry shall use reasonable best efforts to provide that, all shares of Holdings Class A Common Stock acquired by each Subscriber in exchange for its Subscribed Preferred Shares shall constitute “Registrable Securities” pursuant to the Amended and Restated Registration Rights Agreement set forth as Exhibit D to the Transaction Agreement (the “Registration Rights Agreement”). On or prior to the Closing, each Subscriber shall execute and deliver a counterparty signature page of the Registration Rights Agreement to Holdings. Notwithstanding anything to the contrary in this Agreement or the Transaction Agreement, each Subscriber hereby acknowledges and agrees that the Holdings Class A Common Stock to be received by the Subscribers in the Acquisition Merger in exchange for the Subscribed Preferred Shares purchased hereunder shall not be registered on the Registration Statement (as defined the Transaction Agreement).

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Subscription Agreement, or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing Date, or become incapable of being satisfied on or prior to the Closing Date, and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. Starry shall notify the Subscribers of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this Section 6, this Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by either Subscriber to Starry in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned to such Subscriber.

Section 7. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) Each Subscriber acknowledges that Starry will rely on the acknowledgments, understandings, agreements, representations and warranties of such Subscriber contained in this Subscription Agreement. Prior to the Closing, each Subscriber agrees to promptly notify Starry if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate in all material respects. Each Subscriber acknowledges and agrees that the purchase by such Subscriber of its Subscribed Preferred Shares from Starry will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such purchase. Starry acknowledges that each Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Starry contained in this Subscription Agreement.

(c) Each of Starry and the Subscribers is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Each Party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Neither this Subscription Agreement nor any rights that may accrue to either Subscriber hereunder (other than the Subscribed Preferred Shares acquired hereunder and such Subscriber’s rights under Section 5 hereof) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Starry hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, Starry may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, Starry). Notwithstanding the foregoing, each Subscriber may assign all or any portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Subscriber, or, with Starry’s prior written consent, to another person; provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by such Subscriber, the assignee(s) shall become such Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of such Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve any Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless expressly agreed to in writing by Starry.

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g) Starry may request from either Subscriber such additional information as Starry may reasonably deem necessary to evaluate the eligibility of such Subscriber to acquire such Subscriber’s Subscribed Preferred Shares, and each Subscriber shall provide such information as may be reasonably requested provided that Starry agrees to keep any such information provided by either Subscriber confidential. Each Subscriber acknowledges that subject to the conditions set forth in Section 7(s), SPAC may file a copy of this Subscription Agreement with the Commission as an exhibit to a report of SPAC, or a registration statement or proxy statement of SPAC.

(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 7(b), Section 7(c), Section 7(e), and this Section 7(j), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce Starry to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Starry shall be entitled to specifically enforce each Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 7(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(s) Each Subscriber will promptly provide any information reasonably requested by Starry, SPAC or any of their respective affiliates for any required regulatory application or filing to be made or required regulatory approval sought in connection with the Transactions (including filings with the Commission). Each Subscriber may disclose the name of SPAC, Starry, and/or any other parties associated with the Subscription or Transactions and the terms of this Subscription Agreement, as required by federal securities laws and regulations, any regulatory agency, or under the regulations of NYSE or Nasdaq, as applicable, or otherwise to the extent consistent with such Subscriber’s public filings and disclosures regarding similar transactions.

(Signature pages follow)

IN WITNESS WHEREOF, each of Starry and each Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

STARRY, INC.

By:
Name:
Title:

Address for Notices:

ATTN:
EMAIL:

with a copy (not to constitute notice) to:

ATTN:
EMAIL:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

FirstMark Capital S2, L.P.

By:
Name:
Title:

Address for Notices

ATTN:
EMAIL:

Name in which shares are to be registered:

Number of Subscribed Preferred Shares subscribed for:

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Starry specified by Starry in the Closing Notice.

[Signature Page to Subscription Agreement]

SUBSCRIBER:

FirstMark Capital OF III, L.P.

By:
Name:
Title:

Address for Notices

ATTN:
EMAIL:

Name in which shares are to be registered:

Number of Subscribed Preferred Shares subscribed for:

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Starry specified by Starry in the Closing Notice.

[Signature Page to Subscription Agreement]

ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This page should be completed by each Subscriber and constitutes a part of the Subscription Agreement.

Subscriber: ______________________________

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

OR

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a))(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Such Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to such Subscriber and under which such Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

ANNEX B

STARRY, INC.
RESTATED CERTIFICATE

Attached.

SeVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STARRY, Inc.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Starry, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That this corporation was originally incorporated as Ether Mining, Inc. pursuant to the General Corporation Law on August 14, 2014.

2. That the name of this corporation was amended to Project Decibel, Inc. on December 10, 2014, and further amended to Starry, Inc. on November 12, 2015.

3. That the Board of Directors duly adopted resolutions proposing to amend and restate the Sixth Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Sixth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

First: The name of this corporation is Starry, Inc. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 700,000,000 shares of Voting Common Stock, $0.001 par value per share (“Voting Common Stock”); (ii) 115,000,000 shares of Nonvoting Common Stock, $0.001 par value per share (“Nonvoting Common Stock,” together with the Voting Common Stock, the “Common Stock”); (iii) 53,030,270 shares of Series Seed Preferred Stock, $0.001 par value per share (the “Series Seed Preferred Stock”); (iv) 91,549,300 shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”); (v) 55,452,865 shares of Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”); (vi) 108,459,871 shares of Series C Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”); (vii) 87,412,587 shares of Series D Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”); (viii) 22,204,490 shares of Series E-1 Preferred Stock, $0.001 par value per share (the “Series E-1 Preferred Stock”); (ix) 8,232,627 shares of Series E-2 Preferred Stock, $0.001 par value per share (the “Series E-2 Preferred Stock”); (x) 74,404,760 shares of Series E-3 Preferred Stock, $0.001 par value per share (the “Series E-3 Preferred Stock,” together with the Series E-1 Preferred Stock and Series E-2 Preferred Stock, the “Series E Preferred Stock”); and (xi) 2,500,000 shares of Series Z Preferred Stock, $0.001 par value per share (the “Series Z Preferred Stock,” collectively with the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”). Voting Common Stock and Nonvoting Common Stock shall have equivalent rights and attributes in all other respects except in regard to voting rights.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Voting Common Stock are entitled to one vote for each share of Voting Common Stock held, at all meetings of stockholders (and written actions in lieu of meetings). The shares of Nonvoting Common Stock have no voting rights. There shall be no cumulative voting.

B. PREFERRED STOCK

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article FOURTH refer to sections and subsections of Part B of this Article FOURTH.

1. Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Seventh Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock (the number of shares that would be outstanding as if all such shares had been converted into Common Stock is referred to herein as the number of shares outstanding on an “as-converted basis”) and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend; or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed Original Issue Price (as defined below), the Series A Original Issue Price (as defined below), the Series B Original Issue Price (as defined below), the Series C Original Issue Price (as defined below), the Series D Original Issue Price (as defined below), the Series E-1 Original Issue Price (as defined below), the Series E-2 Original Issue Price (as defined below) or the Series E-3 Original Issue Price (as defined below), as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series Seed Original Issue Price” shall mean $0.132 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock. The “Series A Original Issue Price” shall mean $0.284 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $0.541 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $0.922 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $1.43 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E-1 Original Issue Price” shall mean $1.43 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-1 Preferred Stock. The “Series E-2 Original Issue Price” shall mean $1.34 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-2 Preferred Stock. The “Series E-3 Original Issue Price” shall mean $1.68 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E-3 Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholder in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (A) with respect to each share of Series Seed Preferred Stock, the greater of (i) the Series Seed Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series Seed Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series Seed Liquidation Amount”), (B) with respect to each share of Series A Preferred Stock, the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”), (C) with respect to each share of Series B Preferred Stock, the greater of (i) the Series B Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”), (D) with respect to each share of Series C Preferred Stock, the greater of (i) the Series C Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”), (E) with respect to each share of Series D Preferred Stock, the greater of (i) the Series D Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”), (F) with respect to each share of Series E-1 Preferred Stock, the greater of (i) the Series E-1 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E-1 Liquidation Amount”); (G) with respect to each share of Series E-2 Preferred Stock, the greater of (i) the Series E-2 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E-2 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E-2 Liquidation Amount”) and (H) with respect to each share of Series E-3 Preferred Stock, the greater of (i) the Series E-3 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E-3 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E-3 Liquidation Amount”), the Series Seed Liquidation Amount, the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount, the Series E-1 Liquidation Amount, Series E-2 Liquidation Amount or Series E-3 Liquidation Amount may be referred to as a “Liquidation Amount”). The payment of the Series Seed Liquidation Amount, the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount, the Series E-1 Liquidation Amount, Series E-2 Liquidation Amount and Series E-3 Liquidation Amount, shall be made on a pari passu basis. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1 the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Preferred Stock (on an as-converted basis), voting or consenting together as a single class (the “Requisite Percentage”) elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale; lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c) the closing of a Qualified SPAC Transaction (as defined below).

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of the Requisite Percentage so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation (the “Board of Directors”)), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The process for redemption of the Preferred Stock pursuant to this Subsection 2.3.2(b) shall be determined by the Board of Directors. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Voting Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Voting Common Stock as a single class.

3.2 Preferred Stock Protective Provisions. At any time when at least 125,000,000 shares of Preferred Stock (on an as-converted basis) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of the Requisite Percentage, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.2.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.2.2 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

3.2.3 amend, alter or repeal the terms of Section 4.4.1(d) of this Restated Certificate of Incorporation;

3.2.4 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock or Preferred Stock or create, increase or decrease (other than by redemption or conversion) any designated shares of any series of Preferred Stock;

3.2.5 change the authorized number of directors of the Corporation;

3.2.6 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

3.2.7 enter into or agree to enter into any transaction with any director, officer, affiliate or stockholder of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person, or amend, modify or waive the terms of, or any rights under, any such transaction (except such transactions, including bona fide financing transactions, made in the ordinary course of business upon fair and reasonable terms or as approved by a majority of the disinterested members of the Board of Directors).

3.3 Series Seed Preferred Stock Protective Provisions. At any time when at least 10,000,000 shares of Series Seed Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of shares of the Series Seed Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1 amend, alter or repeal any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation in a manner that adversely and disproportionately affects the expressly stated powers, preferences or rights of the Series Seed Preferred Stock; provided that the following actions (which is not intended as a complete or exhaustive list) shall be deemed to not adversely and disproportionately affect the expressly stated powers, preferences or rights of the Series Seed Preferred Stock: (i) the creation, or the authorization of the creation of, or issuance or obligation of the Corporation to issue shares of, any class or series of capital stock having any preference or priority in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, whether such rights are senior to, pari passu with or junior to, in each case, the Series Seed Preferred Stock; and (ii) the amendment or modification of any of the terms of any class or series of capital stock (other than the Series Seed Preferred Stock) of the Corporation ;

3.3.2 reclassify, alter or amend any existing security of the Corporation that is junior to the Series Seed Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series Seed Preferred Stock in respect of any such right, preference or privilege; or

3.3.3 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series Seed Preferred Stock.

3.4 Series A Preferred Stock Protective Provisions. At any time when at least 20,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of shares of the Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1 amend, alter or repeal any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation in a manner that adversely and disproportionately affects the expressly stated powers, preferences or rights of the Series A Preferred Stock; provided that the following actions (which is not intended as a complete or exhaustive list) shall be deemed to not adversely and disproportionately affect the expressly stated powers, preferences or rights of the Series A Preferred Stock: (i) the creation, or the authorization of the creation of, or issuance or obligation of the Corporation to issue shares of, any class or series of capital stock having any preference or priority in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, whether such rights are senior to, pari passu with or junior to, in each case, the Series A Preferred Stock; and (ii) the amendment or modification of any of the terms of any class or series of capital stock (other than the Series A Preferred Stock) of the Corporation;

3.4.2 reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege; or

3.4.3 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock.

3.5 Series B Preferred Stock Protective Provisions. At any time when at least 10,000,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of shares of the Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1 amend, alter or repeal any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation in a manner that adversely affects the expressly stated powers, preferences or rights of the Series B Preferred Stock; provided that the following actions (which is not intended as a complete or exhaustive list) shall be deemed to not adversely affect the expressly stated powers, preferences or rights of the Series B Preferred Stock: (i) the creation, or the authorization of the creation of, or issuance or obligation of the Corporation to issue shares of, any class or series of capital stock having any preference or priority in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, whether such rights are senior to, pari passu with or junior to, in each case, the Series B Preferred Stock; and (ii) the amendment or modification of any of the terms of any class or series of capital stock (other than the Series B Preferred Stock) of the Corporation;

3.5.2 reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege; or

3.5.3 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock.

3.6 Series C Preferred Stock Protective Provisions. At any time when at least 11,000,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of shares of the Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1 amend, alter or repeal any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation in a manner that adversely affects the expressly stated powers, preferences or rights of the Series C Preferred Stock; provided that the following actions (which is not intended as a complete or exhaustive list) shall be deemed to not adversely affect the expressly stated powers, preferences or rights of the Series C Preferred Stock: (i) the creation, or the authorization of the creation of, or issuance or obligation of the Corporation to issue shares of, any class or series of capital stock having any preference or priority in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, whether such rights are senior to, pari passu with or junior to, in each case, the Series C Preferred Stock; and (ii) the amendment or modification of any of the terms of any class or series of capital stock (other than the Series C Preferred Stock) of the Corporation;

3.6.2 reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege; or

3.6.3 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock.

3.7 Series D Preferred Stock Protective Provisions. At any time when at least 8,750,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of shares of the Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.7.1 amend, alter or repeal any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation in a manner that adversely affects the expressly stated powers, preferences or rights of the Series D Preferred Stock; provided that the following actions (which is not intended as a complete or exhaustive list) shall be deemed to not adversely affect the expressly stated powers, preferences or rights of the Series D Preferred Stock: (i) the creation, or the authorization of the creation of, or issuance or obligation of the Corporation to issue shares of, any class or series of capital stock having any preference or priority in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, whether such rights are senior to, pari passu with or junior to, in each case, the Series D Preferred Stock; and (ii) the amendment or modification of any of the terms of any class or series of capital stock (other than the Series D Preferred Stock) of the Corporation;

3.7.2 reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege; or

3.7.3 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock.

3.8 Series E Preferred Stock Protective Provisions. At any time when at least 10,000,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty-five percent (55%) of shares of the Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.8.1 amend, alter or repeal any provision of this Restated Certificate of Incorporation or the bylaws of the Corporation in a manner that adversely affects the expressly stated powers, preferences or rights of the Series E Preferred Stock; provided that the following actions (which is not intended as a complete or exhaustive list) shall be deemed to not adversely affect the expressly stated powers, preferences or rights of the Series E Preferred Stock: (i) the creation, or the authorization of the creation of, or issuance or obligation of the Corporation to issue shares of, any class or series of capital stock having any preference or priority in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, whether such rights are senior to, pari passu with or junior to, in each case, the Series E Preferred Stock; and (ii) the amendment or modification of any of the terms of any class or series of capital stock (other than the Series E Preferred Stock) of the Corporation;

3.8.2 reclassify, alter or amend any existing security of the Corporation that is junior to the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series E Preferred Stock in respect of any such right, preference or privilege;

3.8.3 increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series E Preferred Stock;

3.8.4 consummate a SPAC Transaction (as defined below) in which the Series E Preferred Stock does not convert into Voting Common Stock; or

3.8.5 approve or consummate a Deemed Liquidation Event that would result in the holders of Series E Preferred Stock receiving aggregate proceeds per share that is less than one times (1X) the Series E-1 Original Issue Price, Series E-2 Original Price or Series E-3 Original Issue Price, as applicable (each as adjusted for any stock splits, stock dividends, combinations, subdivisions or the like).

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Voting Common Stock as is determined (i) with respect to each share of Series Seed Preferred Stock, by dividing the Series Seed Original Issue Price by the Series Seed Conversion price (as defined below) in effect at the time of conversion; (ii) with respect to each share of Series A Preferred Stock, by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion; (iii) with respect to each share of Series B Preferred Stock, by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion; (iv) with respect to each share of Series C Preferred Stock, by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion; (iv) with respect to each share of Series D Preferred Stock, by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion; (v) with respect to each share of Series E-1 Preferred Stock, by dividing the Series E-1 Original Issue Price by the Series E-1 Conversion Price (as defined below) in effect at the time of conversion; (vi) with respect to each share of Series E-2 Preferred Stock, by dividing the Series E-2 Original Issue Price by the Series E-2 Conversion Price (as defined below) in effect at the time of conversion; (vii) with respect to each share of Series E-3 Preferred Stock, by dividing the Series E-3 Original Issue Price by the Series E-3 Conversion Price (as defined below) in effect at the time of conversion. The initial “Series Seed Conversion Price” shall initially be equal to the Series Seed Original Issue Price, the initial “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price, the initial “Series B Conversion Price” shall initially be equal to the Series B Original Issue Price, the initial “Series C Conversion Price” shall initially be equal to the Series C Original Issue Price, the initial “Series D Conversion Price” shall initially be equal to the Series D Original Issue Price, the initial “Series E-1 Conversion Price” shall initially be equal to the Series E-1 Original Issue Price, the initial “Series E-2 Conversion Price” shall initially be equal to the Series E-2 Original Issue Price and the initial “Series E-3 Conversion Price” shall initially be equal to the Series E-3 Original Issue Price. For purposes hereof, the term “Conversion Price” shall refer to the Series Seed Conversion Price, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price and the Series E-3 Conversion Price, as applicable, and the term “Conversion Prices” shall mean the Series Seed Conversion Price, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E-1 Conversion Price, Series E-2 Conversion Price and Series E-3 Conversion Price, collectively. Such initial Conversion Prices, and the rate at which shares of Preferred Stock may be converted into shares of Voting Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Voting Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Voting Common Stock as determined in good faith by the Board of Directors; provided, that upon conversion of the Preferred Stock in connection with any SPAC Transaction, no cash shall be paid for any fractional shares and such fractional shares shall be automatically cancelled for no consideration. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Voting Common Stock and the aggregate number of shares of Voting Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Voting Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Voting Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Voting Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Voting Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Voting Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock (except Series Z Preferred Stock), such number of its duly authorized shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Voting Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Voting Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Voting Common Stock in exchange therefor, to receive payment, if any, in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Voting Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.3.5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Voting Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Prices for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article FOURTH, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series E Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Nonvoting Common Stock, including Options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the 2014 Stock Option and Grant Plan of the Corporation, as amended, whether issued before or after the Series E Original Issue Date;

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)	shares of Common Stock, Options or Convertible Securities issued: (A) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction; (B) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions; (C) pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; or (D) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, in each case provided, that such issuances are approved by the Board of Directors, including at least one (1) director designated by the Investors (as defined in the Corporation’s Fifth Amended and Restated Voting Agreement by and between the Corporation and the stockholders of the Corporation party thereto, dated as of March 30, 2021 and as amended from time to time) (each, a “Preferred Director”), provided, that if there are more than two (2) Preferred Directors in office, the approval of a majority of the Preferred Directors shall be required;

(vi)	shares of Series E Preferred Stock issued pursuant to the Series E Preferred Stock Purchase Agreement, dated as of March 30, 2021;

(vii)	shares of Series Z Preferred Stock issued pursuant to one or more subscription agreement entered into by the Corporation on or about the date of the filing of this Amended and Restated Certificate of Incorporation; and

(viii)	securities issued with the affirmative vote or written consent of each of (A) the holders of at least a majority of the then outstanding shares of Series Seed Preferred Stock, (B) the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, (C) the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, (D) the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, (E) the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, and (F) the holders of at least fifty-five percent (55%) of the then outstanding shares of Series E Preferred Stock, each voting as a separate class.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price of an applicable series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of (i) in the case of the Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, a majority of the outstanding shares of such series, and (ii) in the case of the Series E Preferred Stock, at least fifty-five percent (55%) of the outstanding shares of the Series E Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one (1) date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Certain Dividends and Distributions. If the Corporation shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than twenty (20) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than twenty (20) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price of at least $2.145 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and resulting in at least $25,000,000 of net proceeds to the Corporation, (b) immediately prior to the closing of a Qualified SPAC Transaction (as defined below) or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Percentage (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock (other than Class Z Preferred Stock) shall automatically be converted into shares of Voting Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation; provided, however, that the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not be automatically converted into shares of Voting Common Stock pursuant to Section 5.1(b) without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and at least fifty-five percent (55%) of the Series E Preferred Stock, as applicable, with each such series consenting or voting as a separate class. A “SPAC Transaction” shall mean any business combination pursuant to which the Corporation is merged into, or otherwise combines with, a special purpose acquisition company (a “SPAC”) whose common stock is listed on a national securities exchange or a subsidiary of such SPAC, and the shares of capital stock of the Corporation outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares of capital stock (or securities convertible into or exchangeable for shares of capital stock) that represent, immediately following such combination, a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation; or (B) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such combination or consolidation, the parent corporation of such surviving or resulting corporation. A “Qualified SPAC Transaction” shall mean a SPAC Transaction (i) that ascribes a pre-transaction equity value of the Common Stock of at least $2.145 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (ii) that results in net proceeds to the Corporation, the SPAC or its successor entity in such transaction (through an equity financing transaction, including a “PIPE” transaction, consummated in connection with the closing of the transaction or from the cash held by the SPAC, after taking into account any redemptions from the SPAC’s trust account) of at least $25,000,000.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock (other than Class Z Preferred Stock) shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock (other than Class Z Preferred Stock) shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Voting Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redemption. The Preferred Stock is not redeemable at the option of the holders thereof.

7. Waiver. Except as otherwise set forth in this Restated Certificate of Incorporation, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least the Requisite Percentage of Preferred Stock then outstanding, unless a higher or alternate threshold or approval for the waiver of any rights, powers, preferences or terms applicable to one or more series of Preferred Stock is set forth herein, in which case such higher or alternate threshold or approval shall be required.

8. Notices. Any notice required or permitted by the provisions of this Article FOURTH to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

Fifth: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth: Subject to any additional vote required by the Certificate of Incorporation and to the terms and designations of an agreement among the stockholders with respect to voting for directors of the Corporation (as such agreement may be amended from time to time), the number of directors of the Corporation shall be determined in the manner set forth in the bylaws of the Corporation.

Seventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Ninth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

Eleventh: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee or advisor of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock, or any partner, member, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

* * *

4. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

5. That this Seventh Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Seventh Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 6th day of October, 2021.

STARRY, INC.

By:	/s/ Chaitanya Kanojia
Name:	Chaitanya Kanojia
Title:	President